UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 10, 2005, the Company entered into a manufacturing supply agreement (the “Supply Agreement”) with Johnson Matthey Pharma Services, Inc. (“JMPS”) to manufacture GCS-100LE. The following description of the Supply Agreement is a summary of the material terms of the Supply Agreement and does not purport to be complete.

Under the Supply Agreement JMPS will provide contract manufacturing services to the Company for the production of GCS-100LE bulk drug product in accordance with current good manufacturing practice (cGMP).

The term of the Supply Agreement shall be the longer of (i) March 9, 2006, or (ii) until the expiration or termination of the work to be performed under the Supply Agreement; provided that if the Company or JMPS provides notice to the other of its desire to extend the term for an additional one year period no later than 75 days prior to the expiration of the then current term and the party receiving such notice does not reject such extension in writing within 15 days of receipt, the term of the Supply Agreement shall extend for an additional one year period. The Supply Agreement may be terminated by mutual agreement, by either party upon 45 days prior written notice following material breach or by the Company upon 90 days prior written notice to JMPS.

The Supply Agreement contains standard confidentiality and ownership of inventions provisions applicable to JMPS. The Supply Agreement contains standard representations and warranties of JMPS regarding the services to be performed under the Supply Agreement. The Company is obligated to indemnify JMPS and its officers, directors, employees and agents from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (collectively, a “Claim”) arising solely out of the use, handling, distribution, marketing or sale of GCS-100LE provided that JMPS has not acted with negligence or willful misconduct, or solely out of the Company’s gross negligence or willful misconduct. JMPS is obligated to indemnify the Company, its affiliates and their respective officers, directors, employees and agents from and against any Claim arising solely out of the gross negligence or willful misconduct of JMPS which causes the GCS-100LE bulk drug product to fail to meet specifications.

Item 1.02 Termination of a Material Definitive Agreement

On March 11, 2005, the Company and Sigma Aldrich Fine Chemicals (“SAFC”) mutually agreed to terminate their development and supply agreement under which SAFC provided contract manufacturing services for the production of GCS-100LE bulk drug product in accordance with current good manufacturing practice (cGMP). A copy of this agreement was filed as Exhibit 10.1 to the Company’s Report on Form 10-Q for the quarter ended September 30, 2003. The agreement was terminated as the Company does not currently need the services of SAFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer